      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             CYBERGUARD CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        FLORIDA                                           65-510339
  (State or Other Jurisdiction of                    (I.R.S. Employer
   Incorporation or Organization)                  Identification Number)

                          2101 WEST CYPRESS CREEK ROAD
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 974-5124
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                           --------------------------
                               ROBERT L. CARBERRY
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CYBERGUARD CORPORATION
                          2101 WEST CYPRESS CREEK ROAD
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 974-1700
            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:
                             D. RONALD SURBEY, ESQ.
                              HOLLAND & KNIGHT LLP
                            1 EAST BROWARD BOULEVARD
                            FORT LAUDERDALE, FL 33301
                                 (954) 468-7853
                          TELECOPIER NO. (954) 463-2030

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and from time to time thereafter.

         If the only securities being registered on this form are offered pursuant to dividend or interest reinvestment plans, please check the following box:

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                              CALCULATION OF REGISTRATION FEE
===========================================================================================================================
              TITLE OF EACH CLASS                     AMOUNT           PROPOSED           PROPOSED           AMOUNT OF
        OF SECURITIES TO BE REGISTERED                TO BE             MAXIMUM            MAXIMUM         REGISTRATION
                                                  REGISTERED (1)    OFFERING PRICE        AGGREGATE             FEE
                                                                       PER UNIT        OFFERING PRICE
                                                                                             (2)
================================================ ================= ================== ================== ==================
Common Stock, $.01 par value                        1,470,085           $9.1875          $13,506,406          $4,093
================================================ ================= ================== ================== ==================

(1) This Registration Statement also relates to the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of common stock outstanding as of, and issued subsequent to, September 29, 1994, pursuant to the terms of the Registrant's Rights Agreement, dated as of September 29, 1994. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of common stock and will be transferred with and only with such stock.

(2) Estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low sale prices for the Common Stock of the Registrant on June 4, 1997, as reported by the National Association of Securities Dealers Automated Quotation System.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION DATED JUNE 6, 1996
PROSPECTUS

                                1,470,085 SHARES

                             CYBERGUARD CORPORATION

                                  COMMON STOCK

                                  ------------




    All 1,470,085 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock") of CyberGuard Corporation (the "Company") are being offered by the Selling Shareholder named herein. See "Selling Shareholder" and "Plan of Distribution." The Company will not receive any of the proceeds of sales of Common Stock offered hereby. See "Use of Proceeds."

    The Shares are included for quotation on the Nasdaq National Market System under the symbol "CYBG." On June 4, 1997, the last reported sale price of the Common Stock as reported by the Nasdaq National Market was $93/8 per share.

    THE SHARES OFFERED HEREBY REPRESENT A HIGH DEGREE OF RISK. INVESTORS SHOULD CAREFULLY CONSIDER CERTAIN RISKS AND OTHER CONSIDERATIONS RELATING TO THE COMMON STOCK AND THE COMPANY. SEE "RISK FACTORS" COMMENCING ON PAGE 4.

                           --------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                           --------------------------

    The Shares may be sold from time to time by the Selling Shareholder or its pledgees or donees. Such sales may be made in the over-the-counter market or in negotiated transactions, at prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by means of (a) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus and/or (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale, which amounts will not be greater than that normally paid in connection with ordinary trading transactions. The Selling Shareholder is subject to certain volume limitations on resale. See "Plan of Distribution."


                           --------------------------

                     THE DATE OF THIS PROSPECTUS IS , 1997.

[ON COVER PAGE OF PROSPECTUS]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

    No person has been authorized in connection with any offering made hereby to give any information or to make any representations other than those contained in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Shareholder, or any underwriter, dealer or agent. This Prospectus or any Prospectus Supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date hereof and thereof.

                              AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, NY 10048 and Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Worldwide Web site at http://www.sec.gov which contains reports, proxy statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Common Stock is traded on the NASDAQ NMS (Symbol:
CYBG). In addition, material filed by the Company can be inspected at the offices of NASDAQ NMS, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

    This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") and does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which have been filed with the Commission by the Company pursuant to the Exchange Act (Commission File No. 0-24544) are incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as amended on the Annual Report on Form 10-K/A filed October 31, 1996; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, December 31, 1996 and March 31, 1997;
(iii) Current Reports on Form 8-K dated June 26, 1996, August 8, 1996, and April 9, 1997; and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 10.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person to CyberGuard Corporation, 2101 West Cypress Creek Road, Fort Lauderdale, Florida 33309 (telephone (954) 974-1700), Attention: Investor Relations, a copy of any or all documents referred to above (other than exhibits to such documents) that have been incorporated by reference in this Prospectus.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors--Limited Operating History in the Commercial Network Security Market; Unpredictability of Operating Results; --Liquidity and Capital Requirements; Possible Need for Additional Financing; --Dependence on Principal Product; Uncertainty of Product Acceptance; --Competition; --Recent and Potential Acquisitions; --Dependence on the Internet and Intranets; --Changes iN Technology and Industry Standards; Significant Research and Development Expenditures; and --Dependence on Resellers; Need to Establish Collaborative Marketing Arrangements."

                                  RISK FACTORS

     Investment in the Shares offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus and incorporated by reference herein, prospective investors should consider carefully the following factors in evaluating the Company before purchasing any Shares.

LIMITED OPERATING HISTORY IN THE COMMERCIAL NETWORK SECURITY MARKET; UNPREDICTABILITY OF OPERATING RESULTS

     Although the Company has been developing network security products since 1989, the Company has operated in the commercial network security market only since October 1994. In view of, among other things, the Company's short operating experience in, and the rapidly changing and intensely competitive nature of, the commercial network security market, the uncertainty of acceptance of the Company's products, the reliance of such products on the Internet, and the mix of distribution channels through which the Company's products are sold, there is no assurance that the Company will be profitable in future years. The Company's results of operations may become increasingly unpredictable from quarter to quarter as a result of numerous other factors, including market acceptance of the Company's products, fluctuations in the development and growth of the commercial network security industry in general, the timing of orders and shipments of products, the introduction of new products by the Company, or the introduction or the announcement of competitive products. In addition, a substantial portion of the Company's sales occurs during the last few weeks of each quarter; therefore, any delays in orders or shipments are more likely to result in revenue not being recognized until the following quarter. The Company's current and planned expense levels are based in part on its expectations of future sales and, as a result, net income for a given period could be disproportionately affected by any reduction in sales. There can be no assurance that the Company will be able to achieve significant sales of products in the future or that the level of sales in the future will not decrease from past levels. There can be no assurance that in future quarters the Company's sales or operating results will meet the expectations of stock market securities analysts and investors.

LIQUIDITY AND CAPITAL REQUIREMENTS; POSSIBLE NEED FOR ADDITIONAL FINANCING

     At present, funds generated from the Company's operations are insufficient to satisfy the Company's anticipated cash requirements. The Company's cash requirements have increased since the TradeWave Acquisition described below. See "Risk Factors--Recent and Potential Acquisitions." The Company has relied on the sales of securities of Concurrent Computer Corporation ("Concurrent") received by the Company in connection with the June 1996 sale to Concurrent of the Company's real-time computer business. As of the date hereof, the Company retains no shares of Concurrent common stock and approximately 200,000 shares of Concurrent preferred stock for future sale. There is currently no public market for Concurrent preferred stock and it is not anticipated that a trading market will ever develop. However, the preferred stock is convertible into common stock of Concurrent that trades on the Nasdaq National Market. Due to the convertibility of the Concurrent preferred stock into Concurrent common stock, the Concurrent preferred stock is expected to fluctuate in value based on factors which are substantially similar to the factors that influence the price of the Concurrent common stock.

     On May 15, 1997, the Company and the Selling Shareholder entered into a Private Securities Subscription Agreement (the "Subscription Agreement") pursuant to which the Selling Shareholder agreed to purchase, and the Company agreed to sell, up to $7,500,000 (up to a maximum of 1,470,085) shares of Common Stock at a negotiated price based on the average per-share closing bid price as reported by Bloomberg, L.P. ("Closing Bid Price") over a period preceding a "call for proceeds" by the Company. Pursuant to the Subscription Agreement, the Company either (i) must make a call for proceeds of at least $3,750,000 by May 14, 1998 and for all of the proceeds by November 15, 1998 or (ii) issue to the Selling Shareholder warrants with respect to a maximum of 170,000 shares of the Company's common stock at an exercise price equal to the market price of common stock on the target dates for these minimum calls. The Subscription Agreement places a number of constraints on the Company's ability to call for proceeds. Among other things (i) the average amount of each call for proceeds (other than the first call for proceeds) may not be more than 1.5 times the Trading Volume (as defined below); (ii) there must be at least 15 business days between the dates that the Company calls for proceeds (except that if the Closing Bid Price is below $8.00 on the date of the Company's first call for proceeds and such call for proceeds exceeds 1.5 times the Trading Volume, there must be at least 40 business days between the date the Company makes the first call for proceeds and the next succeeding call for proceeds); and (iii) the Company may call for proceeds only when the closing bid price on the day of the call is equal to or greater than the average Closing Bid Price over the five trading days immediately preceding the Company's call for proceeds. The "Trading Volume," for purposes of the Subscription Agreement, means the average closing bid price and the average daily trading volume of the 20 day period preceding each call for proceeds, in each case as reported by Bloomberg, L.P. The issuance of Common Stock, and possibly warrants to purchase Common Stock, to the Selling Shareholder could result in dilution of the interests of existing and future security holders. There can be no assurance that the Company will make the minimum calls for proceeds under the Subscription Agreement, that the various conditions to closing following each call for proceeds will be met, or that that the funds received by the Company pursuant to the Subscription Agreement will be adequate to fund the Company's ongoing cash requirements.

     The Company may in the future seek a line of credit that is likely to be secured by all the assets of the Company and to be subject to financial covenants, restrictions on indebtedness, asset dispositions, and investments and corporate transactions, all of which may affect the operating flexibility of the Company and subject the Company's assets to seizure upon default. These limitations and conditions may affect the Company's flexibility in generating cash through sales of Concurrent securities and may require the Company to seek alternative sources of cash, including borrowings and equity sales. In the event that the Company requires financing from additional outside sources, there can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Any additional financing may involve dilution of the interests of the Company's then existing shareholders. If adequate funds are not available, the Company may be required to curtail certain activities, including product development, marketing and sales activities.

DEPENDENCE ON PRINCIPAL PRODUCT; UNCERTAINTY OF PRODUCT ACCEPTANCE

     Sales of the Company's CyberGuard Firewall in the commercial network security market account for a substantial portion of the Company's sales, and the Company expects the portion of its sales attributable to the CyberGuard Firewall to increase. As a result, any factor adversely affecting sales of this product could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's future success depends on the continued adoption of the Company's CyberGuard Firewall and other network security products by users. The market acceptance of the Company's products is difficult to estimate due in large measure to the recent emergence of the market for network security products and the effect of a number of new products, applications or product enhancements that have been introduced into the market. Competitive products are currently available that have comparable or more favorable price characteristics and that may be perceived to have comparable performance characteristics. There can be no assurance that the Company's products, particularly its CyberGuard Firewall, will continue to achieve acceptance in the network security market, and the failure of the Company's products to achieve such continued market acceptance could have a material adverse effect on the Company's business, operating results and financial condition. Moreover, the Company anticipates that its existing and new competitors will introduce additional competitive products, particularly if demand for enterprise-wide network security products increases, which could reduce future market acceptance of the Company's products.

     As the network security industry continues to evolve, the Company's future financial performance will depend in part on the successful development, introduction and market acceptance of new products, applications and product enhancements. There can be no assurance that the Company will be able to develop new products or that such products will satisfy evolving user preferences and achieve market acceptance or, if market acceptance is achieved, that the Company will be able to maintain such acceptance for a significant period of time. Any significant delay in the introduction of the Company's future products could result in loss of market share and could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS ASSOCIATED WITH NETWORK SECURITY MARKET

     The market for the Company's products is only beginning to emerge. The rapid development of the Internet, corporate intranets and enterprise-wide computing has increased the vulnerability of proprietary information to access by unauthorized persons and has in recent years increased demand for computer and network security products. However, there is no assurance that demand for network security products will continue at current levels or increase. Moreover, because the market for network security products is only beginning to develop, it is difficult to assess the size of this market and the product features and prices, the optimal distribution strategy and the competitive environment that will develop in this market. Declines in demand for network security products, whether as a result of technological change, the public's perception of the need for network security products, developments in the hardware and software environments in which these products operate, general economic conditions or other factors, could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

     The market for network security products and services is intensely competitive, rapidly evolving and characterized by frequent technological change. The Company expects competition to persist and intensify in the future. The Company's principal current competitors include, Check Point Software Technologies Ltd ("Check Point"), Raptor Systems, Inc., Secure Computing Corporation, and Trusted Information Systems, Inc. In addition, companies such as Digital Equipment Corporation, International Business Machines, McAfee Associates, Inc., and Sun Microsystems, Inc. sell products with similar features and functions that could be considered competitors of the Company. Several other companies offering other network and other computer-related products, including Microsoft Corporation, are expected to enter the commercial network security market in the near future. Many of the Company's current and potential competitors have greater name recognition, larger installed customer bases and significantly greater financial, technical or marketing resources than the Company. As a result, they may be able to adapt more quickly to new or emerging technologies or changes in customer requirements or to devote greater resources to the promotion and sale of their products than the Company. In addition, certain of the Company's competitors may determine, for strategic reasons, to consolidate, substantially lower the price of their network security products or bundle their products with other products, such as hardware products or other enterprise software products. In addition, current and potential competitors have established or may establish financial or strategic relationships among themselves, with existing or potential customers, resellers or other third parties. Competition could increase if new companies enter the market or if existing competitors expand their product lines. An increase in competition could result in price reductions and loss of market share for the Company. Such competition and any resulting reduction in pricing and gross margins could have a material adverse effect on the Company's business, financial condition and results of operations.

     There can be no assurance that the Company's competitors will not develop network security products using approaches substantially similar to or different from the Company's that may be more effective than the Company's current or future products or that the Company's technologies and products would not be rendered obsolete by such developments. At present, the CyberGuard Firewall is the only commercially available firewall built on integrated secure operating system and secure networking software components that are rated as high as B1 by the National Computer Security Center ("NCSC") and E-3 in the United Kingdom against the Information Technology Security Evaluation Criteria ("ITSEC"). However, certain of the Company's competitors have also submitted, or could submit, their commercial network firewall products for evaluation by the NCSC and against the ITSEC, and certain of these products could receive B1 and E-3 or higher ratings upon completion of these processes. Competitors may also employ litigation or the threat of litigation relating to patents and other intellectual property to gain a competitive advantage.

DEPENDENCE ON THE INTERNET AND INTRANETS

     The Company's products are designed primarily for computer network environments, such as the Internet and certain enterprise-wide networks that are based upon the Transmission Control Protocol/Internet Protocol ("TCP/IP") network protocol. Accordingly, sales of the Company's current products will depend in large part upon a robust industry and infrastructure for providing Internet access and carrying Internet traffic. Because global commerce and the exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any assurance whether the complementary products or other factors necessary to make the Internet a viable commercial marketplace will be developed. The failure of the Internet to become a viable commercial marketplace could have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, the Company plans to continue to develop products for use by customers with TCP/IP-based enterprise-wide intranet applications. The failure of the TCP/IP protocol to gain wide acceptance as an enterprise-wide network protocol could have a material adverse effect on the Company's business, financial condition and results of operations.

RECENT AND POTENTIAL ACQUISITIONS

     In the normal course of its business, the Company evaluates potential acquisitions of businesses, products and technologies that could complement or expand the Company's network security business. For example, on April 9,

1997, the Company purchased (the "TradeWave Acquisition") substantially all the assets of TradeWave Corporation, a Delaware corporation ("TradeWave"). TradeWave is based in Austin, Texas and is engaged in the design, production and marketing of a suite of software products that enable businesses to design and implement public-key security network security systems for use across TCP/IP-based networks. In the event the Company were to identify another appropriate acquisition candidate, there is no assurance that the Company would be able to successfully negotiate the terms of any such acquisition, finance such acquisition and integrate such acquired business, products or technologies into the Company's existing business and operations. Furthermore, the integration of an acquired business could cause a diversion of management time and resources. The TradeWave Acquisition, for example, is expected to result in considerable demands on the Company for cash, managerial support and technological assistance. There can be no assurance that a given acquisition, when consummated, including without limitation the TradeWave Acquisition, would not materially adversely affect the Company's business, financial condition and results of operations. If the Company proceeds with one or more significant acquisitions in which the consideration consists of cash, a substantial portion of the Company's available cash could be used to consummate the acquisitions. If the Company consummates one or more significant acquisitions in which the consideration consists of stock, or is financed with the proceeds of the issuance of stock, stockholders of the Company could suffer a significant dilution of their interests in the Company. See "Use of Proceeds."

INTERNATIONAL SALES RISKS

     For the nine months ended March 31, 1997 and the fiscal years ended June 30, 1996 and September 30, 1995, approximately 61%, 45.5% and 31%, respectively, of the Company's sales for security products were attributable to sales outside the United States. The Company expects to continue to expand its marketing efforts abroad. International sales are subject to certain risks, such as currency fluctuations, that could make the Company's products less competitive in foreign markets and contribute to fluctuations in the Company's operating results. Other risks affecting international sales include political instability, difficulties in staffing and managing international operations, potential insolvency of international resellers, longer receivable collection periods and difficulty in collecting accounts receivable. In addition, the laws of certain countries do not protect the Company's products and intellectual property rights to the same extent as the laws of the United States. There can be no assurance that these factors would not have a material adverse effect on the Company's business, financial condition and results of operations.

CHANGES IN TECHNOLOGY AND INDUSTRY STANDARDS; SIGNIFICANT RESEARCH AND DEVELOPMENT EXPENDITURES

     The network security industry is characterized by rapid changes, including evolving industry standards, frequent new product introductions, continuing advances in technology and changes in customer requirements and preferences. The introduction of new technologies could render the Company's existing products obsolete or unmarketable. Advances in techniques employed by individuals and entities seeking to gain unauthorized access to networks could expose the Company's existing products to new and unexpected attacks and require accelerated development of new products. There can be no assurance that the Company will be able to counter challenges to its current products, that the Company's future product offerings will keep pace with technological changes implemented by competitors or persons seeking to breach network security, that the Company will be able to establish and maintain any strategic technical alliances necessary to achieve a competitive advantage or that the Company will be successful in developing and marketing products for any future technology. The development cycle for the Company's new products may be significantly longer than the Company's historical product development cycle or significantly longer than anticipated, resulting in higher development costs or a loss in market share. Failure to develop and introduce new products and product enhancements on a timely basis could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, the costs of developing new products, and related sales and marketing expenses, are expected to be significant before such products are in a position to deliver significant sales or cash flow to the Company. There can be no assurance that new product introduction will be executed without materially and adversely affecting the Company's business, financial condition and results of operations.

DEPENDENCE ON RESELLERS; NEED TO ESTABLISH COLLABORATIVE MARKETING ARRANGEMENTS

     In marketing its products, the Company depends substantially, and expects to increase its dependence, upon the performance of indirect sales channels, including systems integrators and value added resellers (or "VARs"), over which the Company does not have complete authority. The Company's relationships with most of its resellers have been established within the last two years, and the Company is unable to predict with accuracy the extent to which its resellers will be successful in marketing and selling the Company's products. Moreover, the Company's future success will depend in part on its ability to establish collaborative marketing relationships in other indirect sales channels. There can be no assurance that the Company's existing or contemplated collaborative relationships will be commercially successful, that the Company will be able to negotiate additional collaborative relationships, that such additional collaborations will be available to the Company on acceptable terms or that any such relationships, if established, will be commercially successful. In addition, there can be no assurance that parties with whom the Company has established collaborative relationships will not pursue alternative technologies or develop alternative products in addition to or in lieu of the Company's products either on their own or with others, including the Company's competitors. The loss of any of the Company's major resellers, either to competitive products offered by other companies or to products developed internally by the resellers, could have a material adverse effect on the Company's business, financial condition or results of operations. If the Company is successful in expanding its network of indirect sales channels, the Company will need to add substantially to its pre-sales, field support, and marketing staffs in order to support the sales activities of an expanded distribution network. There can be no assurance that such internal expansion will be successfully completed, that the cost of such expansion will not exceed the sales generated thereby, or that the Company's sales and marketing organization will successfully compete against the more extensive and well-funded sales and marketing operations of many of the Company's current and future competitors.

RISK OF ERRORS OR FAILURES

     Products as complex as those offered by the Company may contain undetected errors when first introduced or when new versions are released. The Company has in the past discovered software errors in certain of its product offerings after their introduction and has experienced delays in revenue recognition during the period required to correct these errors. There can be no assurance that errors will not be found in new products or releases after commencement of commercial shipments by the Company. A computer break-in or other disruption experienced by one of the Company's customers, if caused by errors or failures in the Company's products, could result in product recalls and liability under the Company's warranties or otherwise. A well publicized actual or perceived breach of network security at a customer site could adversely affect the market's perception of the Company or its products. Alleviating such problems could require significant expenditures of capital and resources by the Company, could cause interruptions, delays or cessation of service to the Company's customers and could have a material adverse effect on the Company's business, financial condition and results of operations. The Company attempts to limit its liability to customers, including liability arising from a failure of the security features contained in the Company's products, through contractual limitations of warranties and remedies. However, some courts have held similar contractual limitations of liability, or the "shrinkwrap licenses" in which they are often embodied, to be unenforceable. Accordingly, there can be no assurance that such limitations will be enforced. Moreover, to the extent such limitations are enforced as to licensees, there can be no assurance that they will be enforceable as to other users of the Company's products or as against parties who have an interest in data stored on networks that might be compromised by a failure of the Company's product. While the Company currently has product liability insurance to protect against these risks, there can be no assurance that such insurance will cover all losses from failures of the Company's products or will continue to be available to the Company on commercially reasonable terms or at all.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends in large part on its ability to attract and retain highly qualified engineering, management and marketing personnel. Although the Company maintains key man life insurance on the Company's Chief Executive Officer, the loss of the services of the Company's Chief Executive Officer or other key employees of the Company could have a material adverse effect on the Company. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain all personnel necessary for the development and operation of its business. The loss of the services of key personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

LIMITED PROTECTION OF INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS; RISK OF LITIGATION

     The Company relies upon license agreements with customers, trademark, copyright and trade secret laws, and employee conflict of interest and third-party non-disclosure agreements and other methods to protect its proprietary rights. Although the Company's wholly owned subsidiary, TradeWave Corporation, has certain patents and has filed a patent application with respect to certain proprietary technology, the Company currently does not hold any patents in its own right and has no pending patent applications to cover any aspects of its technology. The Company intends to file patent applications in relevant jurisdictions to protect aspects of its technology; however, there can be no assurance that any future patent applications will be granted or that any future patents will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to the Company. There can also be no assurance that the Company's conflict of interest or non-disclosure agreements will provide meaningful protection of the Company's proprietary information. Further, the Company may be subject to additional risk as it enters into transactions in countries where intellectual property laws are not well developed or are poorly enforced. The Company's inability to maintain a competitive advantage based on proprietary rights could have a material adverse effect on the Company's business, financial condition and results of operations.

     As the number of network security products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by the Company or that the Company's technology will not infringe upon patents or other rights owned by others. For example, during the first quarter of calendar 1997 a competitor of the Company announced that it had been awarded a patent by the U.S. Patent and Trademark Office covering elements of its firewall product. In response to this announcement, the Company sought the counsel of its patent advisors and has received the preliminary written confirmation from its patent counsel that the CyberGuard Firewall does not infringe the competitor's patent. There can be no assurance, however, that the competitor or other third parties will not assert infringement claims against the Company in the future with respect to current or future products. Although the Company is not currently the subject of any intellectual property litigation, there has been substantial litigation regarding patent, copyright, trademark and other intellectual property rights involving computer software companies. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management's attention, which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such claims or litigation could also have a material adverse effect on the Company's business, financial condition and results of operations.

EFFECT OF GOVERNMENT REGULATION OF TECHNOLOGY EXPORTS

     The Company's international sales and operations are subject to governmental export requirements and could be subject to risks such as the imposition of further governmental controls, denial or revocation of export licensure status, restrictions on the export of critical technology, trade restrictions and changes in tariffs. In particular, because of governmental controls on the exportation of encryption technology, the Company may be unable to export its most robust network security products. As a result, foreign competitors that face less stringent controls on their products may be able to compete more effectively than the Company in the global network security market. There can be no assurance that these factors would not have a material adverse effect on the Company's business, financial condition and results of operations.

SHARES ELIGIBLE FOR FUTURE SALE

     No assurance can be given as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Future sales of shares of Common Stock (including shares issued upon exercise of stock options), or the possibility that such sales could occur, could adversely affect the prevailing market price of the Common Stock and could also impair the Company's ability to raise capital through an offering of its equity securities. As of June 4, 1997 there were 7,394,662 shares of Common Stock outstanding, substantially all of which will be immediately tradable without restriction under the Securities Act of 1933, as amended (the "Securities Act"). Approximately 1,689,000 additional shares of Common Stock are issuable upon exercise of currently outstanding options, and 200,000 shares are issuable upon the exercise of outstanding warrants to purchase Common Stock. Approximately 344,000 shares of Common Stock or options thereon are available for future issuance under the Company's Stock Incentive Plan.

The information provided in this paragraph does not include the shares that may in the be issued by the Company to the Selling Shareholder under the Subscription Agreement.

ABSENCE OF DIVIDENDS

     The Company does not intend to pay any cash dividends for the foreseeable future. The Company intends to follow a policy of retaining earnings, if any, to finance the development and expansion of its business.

ANTI-TAKEOVER PROVISIONS

     The Company's Articles of Incorporation and By-laws contain certain anti-takeover provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. These provisions include a staggered Board of Directors, certain super-majority voting requirements with respect to removal of directors and amendments of the Articles of Incorporation and By-laws, requirements concerning the filling of board vacancies, adoption of Florida's Control Share Acquisition Act, elimination of shareholder action by written consent, creation of a class of "blank check" preferred stock and an increase in the percentage of shareholder votes required to call a special meeting of shareholders. The Company also has adopted and implemented a Shareholder Rights Agreement that will expire by its terms on September 20, 2004 pursuant to which each share of Common Stock has attached to it a right to purchase a share of preferred stock under certain circumstances. These provisions and agreements are intended to encourage a person interested in acquiring the Company to negotiate with, and to obtain the approval of, the Board of Directors in connection with such a transaction. However, certain of these provisions and agreements may discourage a future acquisition of the Company, including an acquisition in which shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

                                 USE OF PROCEEDS

     All proceeds from the sale of the Shares offered hereby will go to the Selling Shareholder. The Company will not receive any proceeds from the sale of Shares registered hereunder.

                               SELLING SHAREHOLDER

     The Selling Shareholder is Capital Ventures International. The Selling Shareholder's address is: c/o Heights Capital Management, 425 California Street, Suite 1100, San Francisco, CA 94104. The Selling Shareholder and the Company are each party to the Subscription Agreement pursuant to which the Selling Shareholder agreed to purchase, and the Company agreed to sell, up to $7,500,000 (up to a maximum of 1,470,085) shares of Common Stock at a negotiated price per share based on the average per-share closing bid price as reported by Bloomberg, L.P. ("Closing Bid Price") over a period preceding a "call for proceeds" by the Company.

     As of the effective date of the Registration Statement of which this Prospectus forms a part, the Selling Shareholder owns no shares of the capital stock of the Company. Assuming the all 1,470,085 shares issuable pursuant to the Subscription Agreement are issued to the Selling Shareholder, the Selling Shareholder will own approximately 16.6% of the then issued and outstanding Common Stock of the Company (based on the number of shares of Common Stock outstanding as of the date hereof). Following the sale of all of the Shares offered hereby, the Selling Shareholder will own no shares of Common Stock of the Company.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholder or its pledgees or donees. Such sales may be made in the over-the-counter market or in negotiated transactions, at prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by means of (a) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus and/or (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale, which amounts will not be greater than that normally paid in connection with ordinary trading transactions.

     Pursuant to the Subscription Agreement, on any given day, the Selling Shareholder may resell only such number of Shares as does not exceed the previous day's trading volume. Purchasers of Shares hereunder are not subject to such volume limitations on resale.

                                   EXPERTS

     The consolidated financial statements of CyberGuard Corporation (formerly known as Harris Computer Systems Corporation) as of June 30, 1996, September 30, 1995 and for the nine months ended June 30, 1996, the year ended September 30, 1995 and the three months ended September 30, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Harris Computer Systems Business at June 30, 1994 and for the year then ended appearing in Harris Computer Systems Corporation's annual report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for the Company by the law firm of Holland & Knight LLP One East Broward Boulevard, Suite 1300, Fort Lauderdale, Florida 33301.

================================================================================
NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OR PROJECTIONS OF FUTURE PERFORMANCE OTHER 1,470,085 SHARES THAN THOSE CONTAINED IN THIS PROSPECTUS, AND ANY SUCH OTHER INFORMATION, PROJECTIONS OR REPRESENTATIONS IF GIVEN OR MADE MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS OF ANY SALE HEREUNDER AT CYBERGUARD CORPORATION ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES COMMON STOCK OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                        -----------------




                        TABLE OF CONTENTS

                                                        PAGE
                                                        ----

Available Information....................................2
Incorporation of Certain Information by Reference........2
Forward-Looking Statements...............................3
Risk Factors.............................................4
Use of Proceeds.........................................11
The Selling Shareholder.................................11
Plan of Distribution....................................12
Experts.................................................12
Legal Matters...........................................12


                        -----------------

================================================================================

================================================================================

                                1,470,085 Shares

                             CYBERGUARD CORPORATION

                                  COMMON STOCK



                                   ----------
                                   PROSPECTUS
                                   ----------




                                               1997
                                ---------------

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth expenses and costs expected to be incurred in connection with the issuance and distribution of the common stock being registered and payable by the Company. All amounts are estimated except for the SEC registration fee and the Nasdaq fees.

SEC Registration Fee....................................................$ 4,093
Nasdaq fees...............................................................    *
Transfer agent and registrar fees.........................................    *
Legal fees and expenses...................................................    *
Accounting fees and expenses..............................................    *
Blue Sky fees and expenses................................................    *
Miscellaneous.............................................................    *
     Total................................................................    *


* To be supplied by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Florida Business Corporation Act ("FBCA") and the Company's Articles of Incorporation provide that in certain cases, each officer and director of the Company shall be indemnified by the Company against certain costs, expenses and liabilities which he or she may incur in his or her capacity as such.

     The Company's Articles provide:

     To the fullest extent permitted by the Florida Business Corporation
     Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation; (iii) is or was an officer of the Corporation, provided that such person is or was at the time a director of the Corporation; or (iv) is or was serving at the request of the Corporation as an officer of another corporation, provided that such person is or was at the time a director of the Corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

     The Company's officers and directors (collectively "Indemnitees") are each party to an indemnification agreement (collectively "Indemnification Agreements"). The Indemnification Agreements obligate the Company to indemnify and hold harmless each Indemnitee to the fullest extent permitted by the Articles of Incorporation and the By-laws of the Company and the FBCA for all expenses, including attorney's fees and taxes, in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), to which an Indemnitee was, is, or is threatened to be made a party by reason of facts which include his being or having been a director, officer, employee or agent of the Company. The indemnification Agreements exclude indemnification where (i) indemnification would be prohibited by applicable law, (ii) the Indemnitee derived an improper personal benefit, (iii) (in the case of a stockholders' derivative suit) the Indemnitee engaged in willful misconduct or conscious disregard for the best interests of the Company (iv) it is determined that the Indemnitee violated a criminal law (subject to certain exceptions), or (v) it is determined that the Indemnitee violated the Securities Act of 1933, as amended or Section 16(b) of the Securities Exchange Act of 1934, as amended. securities laws. The Indemnification Agreements provide for the advancement of expenses of a Proceeding, including advancements to pay for reasonable attorney's fees,. upon the receipt of an undertaking to repay such advances if its is ultimately determined that indemnification in unavailable under the Indemnification Agreements.

     FBCA 607.0850 "Indemnification of officers, directors, employees and agents," provides:

              (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

              (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

              (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

              (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

                  (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

                  (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                  (c) By independent legal counsel;

                      1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

                      2. If a quorum of the directors cannot be obtained for paragraph (1) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

                  (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

              (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

              (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

              (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                  (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                  (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

                  (c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

                  (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

              (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

              (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

                  (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

                  (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

                  (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection
     (2), or subsection (7).

              (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

              (11) For purposes of this section;

                  (a) The term "other enterprises" includes employee benefit plans;

                  (b) The term "expenses" includes counsel fees, including those for appeal;

                  (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

                  (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

                  (e) The term "agent" includes a volunteer;

                  (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

                  (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

              (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ITEM 16. EXHIBITS

     The following documents are filed as exhibits to this registration statement:


EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
------                                      -------------------
2.01 Restated Purchase and Sale Agreement between Concurrent Computer Corporation and the Company dated May 23,
     1996.*

4.01 Form of Common Stock Certificate.**

4.02 Form of Stockholder Rights Plan.**

4.03 Form of Non-Statutory Stock Option Agreement dated as of October 8, 1994 between the Company and the following executive officers: Robert Chism, Robert T. Menzel, Michael N. Smith, Bradley C. Lesher,
     Daniel S. Dunleavy, E. Courtney Siegel.

4.04 Form of Non-Statutory Stock Option Agreement dated as of February 4, 1996 between the Company and the following executive officers: Patrick O. Wheeler; Katherine K. Hutchison;  Robert Perks; Rick
     Siebenaler.

4.05 Form of Incentive Stock Option Agreement dated as of February 4, 1996 between the Company and the following executive officers: Patrick O. Wheeler; Katherine K. Hutchison; Robert Perks; and Rick Siebenaler).

4.06 Non-Statutory Stock Option Agreement dated as of February 4, 1996 between the Company and Brian Foremny.

4.07 Non-Statutory Stock Option Agreement dated as of March 5, 1996 between the Company and Robert L. Carberry.

4.08 Non-Statutory Stock Option Agreement dated as of August 27, 1996 between the Company and Frank Gelbart.

4.09 Incentive Stock Option Agreement dated as of February 4, 1996 between the Company and Brian Foremny.

4.10 Incentive Stock Option Agreement dated as of July 23, 1996 between the Company and Robert L. Carberry.


4.11     Incentive Stock Option Agreement dated as of August 27, 1996 between the Company and Frank Gelbart.

4.12     Form of Non-Statutory Stock Option Agreement between the Company and non executive officers.

4.13     Form of Incentive Stock Option Agreement between the Company and non executive officers.

4.14     Form of Stock Option Agreement between the Company and non-employee directors.

4.15     Form of Restricted Stock Agreement between the Company and certain employees of the Company's subsidiary.

4.16     CyberGuard (f/k/a Harris Computer Systems) Corporation Stock Incentive Plan.****

4.17     Amendment No. 1 to Stock Incentive Plan.*****

4.18     Form of Share Holding Agreement between Concurrent Computer Corporation and the Company**

4.19     Private Securities Subscription Agreement dated May 15, 1997 between the Company and Capital Ventures
         International.

4.20     Registration Rights Agreement dated May 15, 1997 between the Company and Capital Ventures International.

5.01     Opinion of Holland & Knight LLP (to be filed by amendment).

23.01    Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.

23.02    Consent of Ernst & Young LLP, Independent Certified Public Accountants.

23.03    Consent of Holland & Knight LLP (included in Exhibit 5).

24.01    Power of Attorney (included on signature page of this Registration Statement).


------------------------

      * Incorporated by reference to Annex A of the Registrant's definitive proxy statement as filed with the Commission on May 24, 1996.

     ** Incorporated by reference to Annex F of the Registrant's definitive proxy statement as filed with the Commission on May 24, 1996.

    *** Filed with Post-Effective Amendment No. 1 to the Company's Registration Statement on Form 10, dated September 29, 1994, File No. 0-24544 and incorporated herein by reference.

   **** Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-8 (registration number 33-88446)

  ***** Incorporated by Reference to Annex G of the Registrant's definitive proxy statement as filed with the Commission on May 24, 1996.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida on June 6, 1997.

                                            CYBERGUARD CORPORATION


                                            By: /s/ Robert L. Carberry
                                               ---------------------------------
                                                    Robert L. Carberry
                                                    Chairman, President and
                                                    Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Carberry and Pat Wheeler, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



              SIGNATURE                                      TITLE                             DATE
              ---------                                      -----                             ----
                                           President, Chairman and Chief Executive
  /s/ Robert L. Carberry                   Officer (Principal Executive Officer) and
-----------------------------------------  Director                                        June 6, 1997
Robert L. Carberry

                                           Vice President Finance and Chief Financial
                                           Officer (Principal Financial and Principal
  /s/ Patrick O. Wheeler                   Accounting Officer)                             June 6, 1997
-----------------------------------------
Patrick O.  Wheeler


  /s/ C. Shelton James                     Director                                        June 6, 1997
-----------------------------------------
C. Shelton James


  /s/ Richard P. Rifenburgh                Director                                        June 6, 1997
-----------------------------------------
Richard P. Rifenburgh


  /s/ Michael F. Maguire                   Director                                        June 6, 1997
-----------------------------------------
Michael F. Maguire


  /s/ Leland R. Reiswig                    Director                                        June 6, 1997
-----------------------------------------
Leland R. Reiswig, Jr.


  /s/ David R. Proctor                     Director                                        June 6, 1997
-----------------------------------------
David R. Proctor



                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
------                                      -------------------
2.01 Restated Purchase and Sale Agreement between Concurrent Computer Corporation and the Company dated
     May 23, 1996.*

4.01 Form of Common Stock Certificate.**

4.02 Form of Stockholder Rights Plan.**

4.03 Form of Non-Statutory Stock Option Agreement dated as of October 8, 1994 between the Company and the following executive officers: Robert Chism, Robert T. Menzel, Michael N. Smith, Bradley
     C. Lesher, Daniel S. Dunleavy, E. Courtney Siegel.

4.04 Form of Non-Statutory Stock Option Agreement dated as of February 4, 1996 between the Company and the following executive officers: Patrick O. Wheeler; Katherine K. Hutchison; Robert Perks;
     Rick Siebenaler.

4.05 Form of Incentive Stock Option Agreement dated as of February 4, 1996 between the Company and the following executive officers: Patrick O. Wheeler;  Katherine K. Hutchison; Robert Perks; and
     Rick Siebenaler.

4.06 Non-Statutory Stock Option Agreement dated as of February 4, 1996 between the Company and Brian
     Foremny.

4.07 Non-Statutory Stock Option Agreement dated as of March 5, 1996 between the Company and Robert L.
     Carberry.

4.08 Non-Statutory Stock Option Agreement dated as of August 27, 1996 between the Company and Frank
     Gelbart.

4.09 Incentive Stock Option Agreement dated as of February 4, 1996 between the
     Company and Brian Foremny.

4.10 Incentive Stock Option Agreement dated as of July 23, 1996 between the Company and Robert L.
     Carberry.

4.11 Incentive Stock Option Agreement dated as of August 27, 1996 between the Company and Frank Gelbart.

4.12 Form of Non-Statutory Stock Option Agreement between the Company and non executive officers.

4.13 Form of Incentive Stock Option Agreement between the Company and non executive officers.

4.14 Form of Stock Option Agreement between the Company and non-employee directors.

4.15 Form of Restricted Stock Agreement between the Company and certain employees of the Company's subsidiary.

4.16 CyberGuard (f/k/a Harris Computer Systems) Corporation Stock Incentive Plan.****

4.17 Amendment No. 1 to Stock Incentive Plan.*****


4.18     Form of Share Holding Agreement between Concurrent Computer Corporation and the Company.**

4.19     Private Securities Subscription Agreement dated May 15, 1997 between the Company and Capital
         Ventures International.

4.20     Registration Rights Agreement dated May 15, 1997 between the Company and Capital Ventures
         International.

5.01     Opinion of Holland & Knight (to be filed by amendment).

23.01    Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.

23.02    Consent of Ernst & Young LLP, Independent Certified Public Accountants.

23.03    Consent of Holland & Knight (included in Exhibit 5).

24.01    Power of Attorney (included on signature page of this Registration Statement).


------------------------

    * Incorporated by reference to Annex A of the Registrant's definitive proxy statement as filed with the Commission on May 24, 1996.

   ** Incorporated by reference to Annex F of the Registrant's definitive proxy statement as filed with the Commission on May 24, 1996.

  *** Filed with Post-Effective Amendment No. 1 to the Company's Registration Statement on Form10, dated September 29, 1994, File No. 0-24544 and incorporated herein by reference.

 **** Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-8 (registration number 33-88446)

***** Incorporated by Reference to Annex G of the Registrant's definitive proxy statement as filed with the Commission on May 24, 1996.